
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Associates 1980-1 Financial Statements for the six months ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          78,859
<SECURITIES>                                         0
<RECEIVABLES>                                    1,040
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               175,596
<PP&E>                                       4,908,225<F1>
<DEPRECIATION>                             (2,671,858)<F2>
<TOTAL-ASSETS>                               2,491,862
<CURRENT-LIABILITIES>                          926,835
<BONDS>                                      3,480,878<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (1,915,851)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 2,491,862
<SALES>                                              0
<TOTAL-REVENUES>                               557,349<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               402,929<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             181,603
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (27,183)
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes multi-family complex of $4,761,600 and deferred expenses of $146,625.
<F2>Includes depreciation of $2,636,598 and amortization of deferred expenses of
$35,260.
<F3>Represents mortgage note payable of $2,223,493 and notes to an affiliated party of $1,257,385.
<F4>Deficit of General Partners ($1,285,680) and Limited Partners ($630,171).
<F5>Includes all revenue of the Partnership.
<F6>Includes operating expenses of $243,910, real estate tax expense of $69,701 and depreciation and amortization expense of $89,318.
<F7>Net loss allocated ($272) to the General Partners, ($2,446) to the Original
Limited Partner and ($24,465) to the Investor Limited Parters.  Average net
loss is ($6.12) per Unit of Investor Limited Partner interest for 4,000 Units outstanding.

